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                                                                    EXHIBIT 99.6

                           Filed by: Dorchester Hugoton, Ltd.
                           Pursuant to Rule 425 under the Securities Act of 1933 Commission File No. 0-10697
                           Subject Company: Dorchester Hugoton, Ltd.



The following is the text of a press release issued by Dorchester Hugoton, Ltd. on December 4, 2001.

NEWS RELEASE                                            Dorchester Hugoton, Ltd.
Release Date: December 4, 2001                                 Suite 600 - LB 48
                                                             1919 S. Shiloh Road
Contact: Preston A. Peak                                    Garland, Texas 75042
                                                                  (972) 864-8610
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               DORCHESTER HUGOTON ANNOUNCES QUARTERLY DISTRIBUTION
                            AND EXTENSION OF DEADLINE

     DALLAS, TEXAS - - Dorchester Hugoton, Ltd. announced today the Partnership's 81st cash distribution since its formation in 1982. The distribution of 27c per Unit for the fourth calendar quarter of 2001 is payable on January 11, 2002 to depositary receipt holders of record on December 31, 2001.

     On August 2, 2001, the Partnership filed a Report on Form 8-K, which included a press release and a non-binding letter of intent contemplating a combination of the businesses and/or properties of the Partnership, Republic Royalty Company, and Spinnaker Royalty Company, L.P. in a non-taxable transaction, into a new publicly traded limited partnership. With limited exceptions, the letter of intent is non-binding, and the transaction is subject to negotiation and execution of a definitive agreement. On December 4, 2001, the Partnership filed a Report on Form 8-K consisting of an amendment to the letter of intent to extend the time to complete the definitive agreement from December 4, 2001 to December 13, 2001.

     THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT http://www.sec.gov.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION WHEN IT BECOMES AVAILABLE.

     Certain statements in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of Dorchester Hugoton, Republic Royalty or Spinnaker Royalty to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements.

     Dorchester Hugoton, Ltd., is a Dallas area based producer of natural gas and its Depositary Receipts trade on the Nasdaq Stock Market under the symbol DHULZ.